Exhibit 99.1
RAILAMERICA REPORTS FIRST QUARTER 2006 EARNINGS FROM CONTINUING
OPERATIONS OF $0.17 PER SHARE
Net income of $15.0 million or $0.39 per share
BOCA RATON, Fla. — April 27 — RailAmerica, Inc. (NYSE: RRA) today reported first quarter 2006 earnings from continuing operations of $6.6 million, or $0.17 per diluted share, compared to $4.9 million, or $0.13 per diluted share, for the first quarter of 2005. The 2006 results include a pre-tax charge of $350,000, or $0.01 per share, to facilitate earlier receipt of funds from two notes held by the Company related to the 2004 sale of its Chilean railroad, Ferronor.
Net income for the first quarter of 2006, which includes discontinued operations, was $15.0 million, or $0.39 per share, compared to $6.2 million, or $0.16 per share in the first quarter of 2005. The 2006 results include the recognition of a $13.4 million pre-tax gain ($8.3 million net of tax) for the expiration of the warranty period related to the sale of Freight Australia and a resulting adjustment to the reserves in discontinued operations.
Consolidated revenue from continuing operations for the first quarter of 2006 increased $13.3 million, or 13.1%, to $115.0 million, from $101.7 million in 2005. On a “same railroad” basis, revenue for the first quarter of 2006 increased $7.3 million, or 7.2%, from the first quarter of 2005. Consolidated operating income for the first quarter of 2006 increased 45% to $14.3 million from $9.9 million in 2005. The operating ratio for the first quarter of 2006 was 87.6% compared to 90.3% in the 2005 first quarter.
Charles Swinburn, RailAmerica’s Chief Executive Officer, said, “We are very pleased with our results this quarter. Our “same railroad” revenue growth was led by improving yields related to pricing and commodity mix. Additionally, the railroads that were acquired from Alcoa continue to produce strong results. Finally, we are also seeing positive results from the training and safety initiatives that we rolled out in late 2004, with casualty and insurance expense declining $1.5 million to $4.5 million, or 3.9% of revenue, from $6.0 million, or 5.9% of revenue in the 2005 first quarter.”
Michael Howe, RailAmerica’s Executive Vice President and Chief Financial Officer said, “We are pleased with the operating income increase of 45% compared to a revenue increase of 13%. Proceeds from the sale of the Alberta properties in January were used to pay down debt, bringing our net debt to capital at March 31, 2006 to 46.8% from 49.3% at December 31, 2005.
RailAmerica, Inc. (NYSE: RRA) is a leading short line and regional rail service provider with 42 railroads operating approximately 7,800 miles in the United States and Canada. The Company is a member of the Russell 2000® Index. Its website may be found at www.railamerica.com.
DISCLAIMER REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements regarding future events that involve risks and uncertainties that could cause actual results to differ materially. Forward-looking statements speak only as of the date the statement was made. The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Company does update any forward-looking statement, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements. We refer you to the documents that RailAmerica files from time to time with the Securities and Exchange Commission, such as the Form 10-K, Form 10-Q and Form 8-K, which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release.

RAILAMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
For the three months ended March 31, 2006 and 2005
(in thousands, except earnings per share)
(unaudited)

	Three months ended
	March 31,
	2006	2005

Operating revenue	$115,025	$101,681

Operating expenses:
Transportation	67,798	62,908
Selling, general and administrative	23,810	21,825
Net gain on sale of assets	(468)	(82)
Depreciation and amortization	9,633	7,169

Total operating expenses	100,773	91,820

Operating income	14,252	9,861
Interest expense	(6,773)	(4,309)
Other expense	(480)	—

Income from continuing operations before income taxes	6,999	5,552
Provision for income taxes	350	644

Income from continuing operations	6,649	4,908
Gain from sale of discontinued operations, net of income taxes	8,313	239
Income from discontinued operations, net of income taxes	58	1,069

Net income	$15,020	$6,216

Basic earnings per common share:
Continuing operations	$0.17	$0.13
Discontinued operations	0.22	0.04

Net income	$0.39	$0.17

Diluted earnings per common share:
Continuing operations	$0.17	$0.13
Discontinued operations	0.22	0.03

Net income	$0.39	$0.16

Weighted average common shares outstanding:
Basic	38,436	37,445

Diluted	38,827	38,266

RAILAMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
March 31, 2006 and December 31, 2005
(in thousands, except share data)
(unaudited)

	March 31,	December 31,
	2006	2005

Assets

Current assets:
Cash and cash equivalents	$11,774	$14,310
Accounts and notes receivable, net	75,480	82,395
Current assets of discontinued operations	—	3,140
Other current assets	14,293	14,114

Total current assets	101,547	113,959
Property, plant and equipment, net	905,277	904,588
Long-term assets of discontinued operations	—	25,879
Other assets	96,697	102,950

Total assets	$1,103,521	$1,147,376

Liabilities and Stockholders’ Equity

Current liabilities:
Current maturities of long-term debt	$4,984	$6,079
Accounts payable	57,500	75,222
Accrued expenses	29,461	43,524
Current liabilities of discontinued operations	—	4,275

Total current liabilities	91,945	129,100
Long-term debt, less current maturities	401,439	427,794
Deferred income taxes	146,201	141,606
Long-term liabilities of discontinued operations	—	2,261
Other liabilities	15,153	15,337

Total liabilities	654,738	716,098

Commitments and contingencies
Stockholders’ equity:
Common stock	39	39
Additional paid-in capital and other	332,370	330,919
Retained earnings	82,648	67,628
Accumulated other comprehensive income	33,726	32,692

Total stockholders’ equity	448,783	431,278

Total liabilities and stockholders’ equity	$1,103,521	$1,147,376

RAILAMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three months ended March 31, 2006 and 2005
(in thousands)
(unaudited)

	2006	2005

Cash flows from operating activities:
Net income	$15,020	$6,216
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization, including amortization of deferred loan costs	10,507	7,784
Net gain on sale or disposal of properties	(13,875)	(345)
Deferred income taxes and other	5,011	1,430
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	7,682	(7,640)
Other current assets	(221)	1,078
Accounts payable	(17,005)	(17,488)
Accrued expenses	(271)	422
Other assets and liabilities	(155)	(146)

Net cash provided by (used in) operating activities	6,693	(8,689)

Cash flows from investing activities:
Purchase of property, plant and equipment	(13,006)	(13,518)
Proceeds from sale of assets, net of cash on-hand	29,777	6,054

Net cash provided by (used in) investing activities	16,771	(7,464)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	39,700	—
Principal payments on long-term debt	(67,149)	(2,000)
Proceeds from exercise of stock options and warrants	1,389	3,695

Net cash provided by (used in) financing activities	(26,060)	1,695

Effect of exchange rates on cash	60	(96)

Net decrease in cash	(2,536)	(14,554)
Cash, beginning of period	14,310	24,331

Cash, end of period	$11,774	$9,777

RAILAMERICA, INC. AND SUBSIDIARIES
Selected Financial Information
(amounts in thousands)
(unaudited)

	Three Months ended March 31,
	2006	% of Rev.	2005	% of Rev.
Functional Classification

Operating revenue	$115,025	100.0%	$101,681	100.0%

Operating expenses:
Maintenance of way	13,221	11.4%	14,178	13.9%
Maintenance of equipment	4,331	3.8%	3,750	3.7%
Transportation	37,644	32.7%	33,117	32.6%
Equipment rental	12,602	11.0%	11,863	11.7%
SG&A	23,810	20.7%	21,825	21.5%
Net gain on sale of assets	(468)	-0.4%	(82)	-0.1%
Depreciation and amortization	9,633	8.4%	7,169	7.0%

Total operating expenses	100,773	87.6%	91,820	90.3%

Operating income	$14,252	12.4%	$9,861	9.7%

Natural Classification

Operating revenue	$115,025	100.0%	$101,681	100.0%
Operating expenses:
Labor	35,602	31.0%	33,368	32.8%
Equipment rent	13,379	11.6%	12,417	12.2%
Purchased services	8,307	7.2%	7,372	7.3%
Diesel fuel	14,319	12.4%	11,042	10.9%
Casualties and insurance	4,507	3.9%	5,991	5.9%
Materials	2,704	2.4%	2,600	2.6%
Joint facilities	3,191	2.8%	3,190	3.1%
Other expense	9,599	8.3%	8,753	8.6%
Net gain on sale of assets	(468)	-0.4%	(82)	-0.1%
Depreciation	9,633	8.4%	7,169	7.0%

Total operating expenses	100,773	87.6%	91,820	90.3%

Operating income	$14,252	12.4%	$9,861	9.7%

RAILAMERICA, INC. AND SUBSIDIARIES
Railroad Freight Revenue, Carloads And Average Revenue
Per Carload
Comparison by Commodity Group
(dollars in thousands, except average revenue per carload)
(unaudited)

	Three months ended March 31,			Three months ended March 31,
	2006			2005
			Average			Average
			Revenue			Revenue
	Freight		Per	Freight		Per
Commodity Group	Revenue	Carloads	Carload	Revenue	Carloads	Carload
Lumber & Forest Products	$14,677	32,056	$458	$13,150	30,826	$427
Chemicals	12,219	28,972	422	11,699	29,567	396
Metal	9,595	23,028	417	8,564	23,488	365
Agricultural & Farm Products	9,399	27,753	339	8,784	28,366	310
Coal	9,027	39,896	226	8,032	38,112	211
Food Products	7,829	22,454	349	7,399	22,745	325
Bridge Traffic	7,272	58,946	123	6,646	55,621	119
Paper Products	7,031	19,528	360	7,932	22,451	353
Metallic/Non-metallic Ores	6,900	20,771	332	4,080	13,610	300
Minerals	6,245	15,089	414	5,035	13,635	369
Petroleum Products	4,996	12,053	415	4,427	12,511	354
Other	3,648	11,053	330	2,639	8,414	314
Autos	1,578	5,812	272	1,527	6,744	226
Intermodal	1,070	8,073	133	1,044	9,499	110

Totals	$101,486	325,484	$312	$90,958	315,589	$288